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                                                                    EXHIBIT 10.5

                            EZENIA! LICENSE AGREEMENT

          THIS LICENSE AGREEMENT is entered into and effective this 30th day of October, 2002 (the "EFFECTIVE DATE") by and between Ezenia! Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A ("LICENSEE"), and Tandberg Telecom AS, a corporation organized and existing under the laws of the Kingdom of Norway ("LICENSOR").

                              W I T N E S S E T H:

          WHEREAS, pursuant to the transactions contemplated under that certain Asset Purchase Agreement entered into by Licensor and Licensee dated August 1, 2002 (as amended as of October 3, 2002, the "ASSET PURCHASE AGREEMENT"), Licensor owns the patents and patent applications listed on EXHIBIT 1 attached hereto; and

          WHEREAS, Licensor desires to grant to Licensee the right to practice under such patents and patent applications, and Licensee is willing to accept such license on the terms set forth herein;

          NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and intending to be legally bound the Parties hereby agree as follows:

          1. DEFINITIONS. The following terms shall have the meaning ascribed to them herein, unless the context otherwise requires:

               1.1 "CHANGE OF CONTROL" shall mean the (i) closing of a sale, transfer or assignment, in a single transaction or a series or related transactions, of fifty percent (50%) or more of the outstanding shares of capital stock of Licensee (including a sale of stock structured as a merger or consolidation of Licensee with or into any other entity other than a wholly owned subsidiary of Licensee) (ii) transfer, sale or assignment of the right or proxy to vote fifty (50%) of the outstanding voting shares of capital stock of Licensee or (iii) any agreement granting a party or parties the right to collectively nominate, appoint or elect a majority of the members to the Board of Directors of Licensee, which parties collectively do not own or control a majority of the voting shares of capital stock of Licensee.

               1.3 "EFFECTIVE DATE" shall mean the date first set forth above.

               1.4 "FIELD" shall mean the design, development, manufacture, import, export, servicing, support, marketing, distribution, use, and sale of videoconferencing interface components and telecommunications bridging equipment that facilitate multipoint audio and video conferencing.

               1.5 "LICENSED PRODUCT" shall mean any product of Licensee, the

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manufacture, use or sale of which is covered by any claim of the Patents.

               1.6 "MCU BUSINESS" shall mean the business conducted by Licensee within the Field.

               1.7 "PARTY" or "PARTIES" shall mean a party or the parties to this Agreement.

               1.8 "PATENTS" shall mean the issued patents and patent applications set forth in EXHIBIT 1 attached hereto, and any foreign counterparts, reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, or continuations, continuations-in-part, and divisions thereof.

          2. LICENSE

               2.1 LICENSE GRANT. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee a non-transferrable (except in accordance with Section 7.3), world-wide, non-exclusive license to practice and use the rights in information or discoveries covered by the Patents to, directly or indirectly, manufacture, have manufactured, import, export, service, support, market, distribute, use, and sell Licensed Products (a) within the Field, and/or (b) in connection with enterprise collaboration software. Licensee shall be responsible for and liable to Licensor for any breach of this Agreement by any of its sublicensees.

               2.2 SUBLICENSES. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the right to grant sublicenses in and to the Patents to its resellers, distributors, and contract manufacturers for the sole purpose of enabling, and only to the extent necessary to enable, Licensee to manufacture, have manufactured, import, export, service, support, market, distribute, use and sell Licensed Products as permitted under Section 2.1, and to enable end users to use Licensed Products. All sublicenses permitted hereunder must be in writing and at least as protective of the Patents as this Agreement. All sublicenses must expressly name Licensor as an intended third party beneficiary with the right to enforce such sublicense directly against such sublicensee.

               2.3 TITLE TO PATENTS. Licensee understands and agrees that the license granted to Licensee under this Agreement does not confer on Licensee title to, or ownership of, the Patents or any part thereof. All proprietary rights in the Patents, whether created by statute or arising at common law or in equity, will remain at all times in the Licensor. Subject to the foregoing, both Parties acknowledge and agree that any modification, extension, improvement or change of any kind of or to any of the Patents created by either Party as a result of having had access to Patents shall be owned by the Party who created it.

               2.4 PATENT MARKING. Licensee must permanently and legibly mark all Licensed Products manufactured, imported, distributed, or sold by it under this Agreement with a patent notice as may be permitted or required under the law of each jurisdiction in which Licensed Products are manufactured, distributed, imported, or sold.

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          3. LICENSE FEE. Consideration having been received, the validity and sufficiency of which is hereby acknowledged, Licensor shall not impose any fee or royalty upon, or be entitled to receive any fee or royalty from, Licensee or its sublicensees for the licenses granted herein, which Licensor acknowledges to be fully paid-up.

          4. REPRESENTATIONS AND WARRANTIES

               4.1 LICENSOR REPRESENTATIONS. As of the Effective Date, Licensor represents and warrants to Licensee the following:

                    (a) Licensor is a corporation organized and existing under the laws of the Kingdom of Norway and has the authority to enter into this Agreement.

                    (b) Execution of this Agreement by Licensor will constitute the valid and binding agreement of Licensor

               4.2 LICENSEE REPRESENTATIONS. As of the Effective Date, Licensee represents and warrants to Licensor the following:

                    (a) Licensor is a corporation organized and existing under the laws of the State of Delaware, U.S.A. and has the authority to enter into this Agreement.

                    (b) Execution of this Agreement by Licensee will constitute the valid and binding agreement of Licensee.

               4.3 MUTUAL REPRESENTATIONS. Each Party agrees to comply with all applicable regulatory, statutory and treaty requirements in any country in which such Party conducts business, and not to place the other Party in jeopardy of not complying with any such requirements.

          6. TERM. This Agreement and the right and license granted to Licensee hereunder shall commence on the date first set forth above (the "EFFECTIVE DATE") and shall expire on a country-by-country basis upon expiration of the Patents licensed hereunder, or if sooner, upon a Change in Control of Licensee. The right and license granted to Licensee pursuant to Section 2.1(a) shall terminate in the event that Licensee sells all or substantially all of its MCU Business (and/or assets related thereto) or otherwise abandons the MCU Business and does not resume such operations within a period of twelve months thereafter.

          7. MISCELLANEOUS

               7.1 NOTICE. Any and all notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a Party at the earlier of (i) when hand delivered to such Party,
(ii) when facsimile transmitted to such Party to the facsimile number indicated for such Party below (or to such other facsimile number for a Party as such Party may have substituted by notice pursuant to this Section 7.1), or (iii) when

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received if sent by express courier, confirmed by receipt, and addressed to such
Party at the address designated below for such Party (or to such other address for such Party as such Party may have substituted by notice pursuant to this
Section 7.1):

          If to Licensor:     Tandberg Telecom AS
                              Philip Pedersen's Vei 22
                              N-1324, Lysaker
                              NORWAY
                              Attention: President

          With a copy to:     Peri & Stewart, L.L.C.
                              108 Baker Street
                              Maplewood, NJ 07040
                              Fax: 973-762-5801
                              Attention: Steven B. Peri, Esq.

          If to Licensee:     Ezenia!, Inc.
                              154 Middlesex Turnpike
                              Burlington, MA 01803
                              Fax: 781-505-2559
                              Attention:    President

          With a copy to:     Bingham McCutchen LLP
                              150 Federal Street
                              Boston, MA 02110
                              Fax: 617-951-8736
                              Attention:    David L. Engel, Esq. and
                                            Barry N. Hurwitz, Esq.

               7.2 INDEPENDENT PARTIES. This Agreement is intended solely as an arm's length commercial agreement, and no partnership, franchise, joint venture, agency, or other form of agreement or relationship is intended.

               7.3 ASSIGNMENT. This Agreement may not be assigned by Licensee without the prior written consent of Licensor. In the event of any such permitted assignment, the assignee shall be subject to and shall agree in writing to be bound by the terms and conditions of this Agreement.

               7.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of Delaware without regard to its rules as to conflicts of laws; provided, however, that the Patents subject to this Agreement shall be interpreted in accordance with the laws of the country in which the Patent was granted. The Parties hereby consent and submit to the exclusive jurisdiction of the respective federal and state courts in and of the State of Delaware, and the Parties irrevocably waive whatever rights they

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may have to challenge or dispute jurisdiction or venue therein. The Parties further agree that if they do not have an office or registered agent in Delaware to accept service of process, they may be served by U.S. Mail, postage prepaid, registered or certified, return receipt requested. If so delivered, the Parties irrevocably waive whatever right they may have to challenge the sufficiency of process of service.

               7.5 INTEPRETATION. Each of the Parties have been represented by counsel and has had the opportunity to negotiate, review, revise and comment on the terms set forth herein. As a result, the Parties acknowledge and agree that in interpreting the provisions of this contract no weight shall be given to which Party drafted or revised any provision of this Agreement, each provision considered to have been the joint work product of both Parties.

               7.6 SEVERABILITY. In the event any one or more of the provisions of this Agreement should for any reasons be held by any court or authority having jurisdiction over this Agreement or any of the Parties hereto, to be invalid, illegal, or unenforceable, such provisions shall be reformed to approximate the intent of the Parties as near as possible and, if unreformable, shall be divisible and deleted in such jurisdiction. All other provisions of this Agreement shall not be affected.

               7.7 CAPTIONS. The captions of this Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

               7.8 WAIVER. The failure on the part of a Party to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time thereafter.

               7.9 SURVIVAL. The terms of this Agreement which by their intent or meaning have validity beyond the term of this Agreement shall survive the termination or expiration of this Agreement.

               7.10 COUNTERPARTS. This Agreement may be executed by the Parties hereto in counterparts, each of which, when so executed and delivered, shall be considered to be an original, but all such counterparts shall together constitute but one and the same instrument.

               7.11 INTEGRATION/MODIFICATION. This Agreement is the complete agreement of the Parties and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Party against whom enforcement of the termination, amendment, supplement, waiver or modifications is sought.

               7.12 NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or will be construed to confer upon or to give any person, firm or corporation, other than the Parties hereto, any rights or remedies under or by reason of this Agreement.

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               7.13 INDEMNIFICATION. Licensee will defend, indemnify and hold harmless Licensor from, against and in respect of any and all assessments, damages, deficiencies, judgments, losses, obligations and liabilities (including costs of collection and reasonable attorneys' fees and expenses) (collectively, "INDEMNITY LOSSES") imposed upon or suffered or incurred by Licensor arising from or related to any claim by any third party that is based upon: (a) any claim that Licensee's (or any of its resellers, distributors and contract manufacturers) products or services infringe on the intellectual property rights of a third party; or (b) the death of or injury to any person or persons or from any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Products; provided that Licensee will not be obligated to indemnify Licensor for claims arising out of ownership of the Patents.

               7.14 PROCEDURE. To obtain the benefit of the indemnifications set forth in Section 7.13 above, Licensor must (a) promptly provide notification of the claim and reasonable cooperation to Licensee; provided that failure to promptly notify Licensee will not limit the claim for indemnification hereunder except to the extent that such failure actually prejudices Licensee; (b) tender to Licensee complete control of the defense, settlement and compromise of the claim; provided that Licensee will not settle any such claim without the consent of Licensor unless a full release of Licensor is obtained from all third party claimants; and (c) not make any admissions to any third party regarding the claim or settle any indemnified claim except as approved by Licensee in writing or as required by applicable law. Licensor may participate in its defense at its own cost and expense and Licensee will consult with Licensor in connection with defense and settlement.

     IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have executed this Agreement as of the dates indicated below.

EZENIA! INC.                                TANDBERG TELECOM A/S


By:       /s/ Khoa Nguyen                   By:       /s/ Per Haug Kogstad
       ------------------------------              -----------------------------

Title:   President                          Title:    President

Date:  October 30, 2002                     Date:  October 30, 2002